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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Board of Directors
Kayton Electric, Inc.

As independent public accountants, we hereby consent to the incorporation of our report dated January 28, 1998 (November 19, 1998 as to note 8) on the financial statements of Kayton Electric, Inc. included in this Form 8-K, into Integrated Electrical Services, Inc.'s previously filed Registration Statements on Form
S-8 (File Nos. 333-67113, 333-45447 and 333-45449).



                                        KPMG Peat Marwick LLP

Lincoln, Nebraska
February 2, 1999